Exhibit (a)(1)
ARTICLES OF INCORPORATION
OF
BUSINESS DEVELOPMENT CORPORATION OF AMERICA

ARTICLE I
INCORPORATOR

The undersigned, Helen W. Brown, whose address is 100 Peabody Place, Suite 900, Memphis, Tennessee 38103, being at least eighteen years of age, does hereby form a corporation under the laws of the State of Maryland.

ARTICLE II
NAME

The name of the corporation is Business Development Corporation of America (the “Corporation”).

ARTICLE III
PURPOSE

The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force, including conducting and carrying on the business of a business development company, subject to making an election under the Investment Company Act of 1940, as amended (the “1940 Act”).

ARTICLE IV
RESIDENT AGENT AND PRINCIPAL OFFICE

The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201.  The name and address of the resident agent of the Corporation is The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland.  The resident agent is a Maryland corporation.

ARTICLE V
DIRECTORS

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be two, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”). The name of the directors who shall serve until the first meeting and until his successor is duly elected and qualified are William M. Kahane and Nicholas S. Schorsch.

ARTICLE VI
SHARES

(a)           The Corporation has authority to issue 100,000,000 shares of common stock at $0.001 par value per share.

(b)           The Board of Directors may, by a vote of the majority of all of the Directors, amend the charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of stock that the Corporation has authority to issue, without stockholder approval.

(c)           No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Directors may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance.

(d)           The Board of Directors of the Corporation may authorize the issuance from time to time of shares of its stock of any class or series, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes or series, whether now or hereafter authorized, for such consideration as the Board of Directors deems advisable, subject to such restrictions or limitations, if any, as may be set forth in the Bylaws of the Corporation.

(e)           The Board of Directors of the Corporation may, by articles supplementary, classify or reclassify any unissued shares or securities from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption of such shares or securities.

ARTICLE VII
INDEMNIFICATION

To the maximum extent that Maryland law in effect from time to time permits limitation of liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against liability to the Corporation or its stockholders to which he or she would otherwise be subject by reason of willful malfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

ARTICLE VIII
AMENDMENTS

The Corporation reserves the right to make any amendment of the charter, as now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in the charter, of any shares of outstanding stock.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 5th day of May, 2010.

SIGNATURE OF INCORPORATOR: /s/ Helen W. Brown Helen W. Brown, incorporator